Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-11 of Colony Financial, Inc. of our report dated September 14, 2010 relating to the financial statements of First Republic Bank, which are included in the Amendment No. 2 to the Current Report on Form 8-K of Colony Financial, Inc. filed with the Securities and Exchange Commission on March 18, 2011. We also consent to the reference to us under the heading “Experts” in the Prospectus which forms a part of this Registration Statement.

San Francisco, CA

March 31, 2011